SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  APRIL 8, 1999
                                                  -------------

                            NTL COMMUNICATIONS CORP.
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                         0-22616                     52-1822078
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(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's Telephone Number, including area code  (212) 906-8440
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
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     On  April  8,  1999,  NTL  Incorporated  (Nasdaq:  NTLI;  Easdaq:  NTLI.ED)
announced that its subsidiary, NTL Communications Corp., had priced an issue of 330 million pounds sterling of 9-3/4% Senior Deferred Coupon Notes due 2009. The closing of the sale of the Notes is expected to occur on or about April 14, 1999. The Company intends to raise approximately 204.963 million pounds sterling of gross proceeds from the offering of the Notes.

     The Senior Deferred Coupon Notes will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     A copy of the press release is attached hereto as an exhibit and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
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         Exhibits

   99    Press release, issued April 8, 1999

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     NTL COMMUNICATIONS CORP.
                                       (Registrant)


                                     By: /s/ Richard J. Lubasch
                                     --------------------------------------
                                     Name:  Richard J. Lubasch
                                     Title: Senior Vice President-
                                              General Counsel


Dated: April 12, 1999

                                  EXHIBIT INDEX



Exhibit                                                                  Page

   99      Press release, issued April 8, 1999